SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2012

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238
(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota	55318
(Address of principal executive offices)	(Zip Code)

Telephone Number: (952) 448-5440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 19, 2012, FSI International, Inc. issued a press release, a copy of which is being furnished as an exhibit to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 14, 2012, the Company adopted a compensation plan for the fiscal year ending August 25, 2012 that provides for an aggregate amount of incentive cash compensation to be available for distribution to employees of the Company, including its executive officers. The aggregate amount distributable under such plan will be based on the Company’s operating income, prior to any incentive plan accrual, for fiscal year ending August 25, 2012. Amounts ultimately paid under the plan to employees, including executive officers, would be at the discretion of the Compensation Committee of the Board of Directors (the “Committee”). The Committee’s determination and payment of any amounts under the plan likely would be made in November 2012, in connection with the completion of the audited financial statements of the Company. The maximum amounts that could be paid to any executive officer under the plan has been set as a percentage of such officer’s base salary for the 2012 fiscal year. For the Chief Executive Officer that percentage is 100% of base salary and for each of the other executive officers that percentage is 80% of base salary.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” of this
Form 8-K:

Exhibit 99 Press Release dated June 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.

By	/s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer

Date: June 19, 2012

Exhibit Index

Exhibit	Description

99	Press release dated June 19, 2012